                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement No. 333-07497.


                                          ARTHUR ANDERSEN LLP

San Jose, California

September 18, 1996